EXHIBIT 10(i)

AMENDMENT NO. 2 TO
AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 30, 2001 (this “Amendment No. 2”), by and among COOPER TIRE & RUBBER COMPANY, a Delaware corporation (as more fully defined in the Existing Credit Agreement referred to below, the “Borrower”), and the Banks (as defined in the Existing Credit Agreement) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as the issuer of letters of credit under the Existing Credit Agreement and as agent for the Banks under the Existing Credit Agreement (in such capacity, as more fully defined in the Existing Credit Agreement, as the “Agent”), amends that certain Amended and Restated Credit Agreement dated as of September 1, 2000, by and among the Borrower, the Banks and the Agent (such Credit Agreement is herein referred to as the “Original Credit Agreement”), as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 27, 2001 (the “Amendment No. 1”; and the Original Credit Agreement, as amended by the Amendment No. 1, is herein referred to as the “Existing Credit Agreement”).

WITNESSETH:

     WHEREAS, the Borrower has requested an amendment of certain covenants contained in the Existing Credit Agreement; and the Banks and the Agent have agreed to certain amendments to the Existing Credit Agreement upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises (each of which is incorporated herein by reference), the Borrower, the Banks and the Agent, intending to be legally bound hereby, agree as follows:

ARTICLE I
AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Section 1.01. Amendment to Section 1.1 of the Existing Credit Agreement. The following definition set forth in Section 1.1 of the Existing Credit Agreement is amended and restated to read as follows:

     “Loan Documents” shall mean this Agreement, the Notes, the Requests for Disbursement, the Amendment No. 1 Loan Documents, the Amendment No. 2 Loan Documents and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith; and “Loan Document” shall mean any of the Loan Documents.

     “Maturity Date” shall mean (i) initially, August 31, 2001, and on and after the Amendment No. 2 Closing Date, August 30, 2002, (ii) such later date as is agreed to by the Banks pursuant to Section 2.2c hereof, (iii) such earlier date on which the Short Term Revolving Credit Commitment shall terminate pursuant to Section 2.4 or (iv) such earlier date when, pursuant to Article VII hereof, the Short Term Revolving Credit shall terminate.

     “Termination Date” shall mean (i) initially, August 31, 2005, and on and after the Amendment No. 2 Closing Date, August 31, 2006, (ii) such earlier date on which the Long Term Revolving Credit Commitment shall terminate pursuant to Section 2.4 and the Long Term Revolving Credit Loans then outstanding shall be paid in full in accordance with Section 2.1e, (iii) such later date as is agreed to by the Borrower and the Banks pursuant to Subsection 2.1c hereof at which time the Long Term Revolving Credit

Commitment shall terminate and the Long Term Revolving Credit Loans then outstanding shall be paid in full in accordance with Section 2.1e, or (iv) such date when, pursuant to Article VII hereof, the Long Term Revolving Credit Commitment shall terminate.

     Section 1.02. Addition of Definitions to Section 1.1 of the Existing Credit Agreement. The following definitions are hereby added to Section 1.1 of the Existing Credit Agreement and shall be inserted in their correct alphabetical order:

     “Amendment No. 2” shall mean that certain Amendment No. 2 to Credit Agreement dated as of August 30, 2001, by and among the Borrower, the Agent and the Banks.

     “Amendment No. 2 Closing Date” shall mean August 30, 2001.

     “Amendment No. 2 Loan Documents” shall mean this Amendment No. 2, and any other documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith; and the term “Amendment No. 2 Loan Document” shall mean any of the Amendment No. 2 Loan Documents.

     Section 1.03. No Other Amendments. The amendments to the Existing Credit Agreement set forth in Sections 1.01 and 1.02 of this Amendment No. 2 do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this Amendment No. 2, the provisions of the Existing Credit Agreement. The amendments set forth in Sections 1.01 and 1.02 of this Amendment No. 2 do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor does it impair any rights or remedies of the Banks or the Agent under the Existing Credit Agreement with respect to any such violation.

ARTICLE II
BORROWER’S SUPPLEMENTAL REPRESENTATIONS

     As an inducement to the Banks and the Agent to enter into this Amendment No. 2, the Borrower hereby represents and warrants that:

     Section 2.01. Incorporation by Reference. The Borrower hereby repeats herein for the benefit of the Banks and the Agent the representations and warranties made by the Borrower in Article III of the Existing Credit Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this Amendment No. 2.

ARTICLE III
MISCELLANEOUS

     Section 3.01. Ratification of Terms. This Amendment No. 2 shall be construed in connection with and as part of the Existing Credit Agreement; and the Existing Credit Agreement is hereby amended and modified to include this Amendment No. 2. Except as expressly amended by this Amendment No. 2, the Existing Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed.

     Section 3.02. References. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Amendment No. 2 may refer to the Existing Credit Agreement without making specific reference to this

Amendment No. 2, but nevertheless all such references shall include this Amendment No. 2 unless the context requires otherwise.

     Section 3.03. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by telecopier shall be effective as of delivery of a manually executed counterpart of this Amendment No. 2.

     Section 3.04. Capitalized Terms. Except for proper nouns and as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Existing Credit Agreement, as amended hereby.

     Section 3.05. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Amendment No. 2 and to the amendment of terms of the Existing Credit Agreement as herein set forth that:

     (i)  The Agent shall have received on behalf of the Banks, on or before the Amendment Effective Date (as hereinafter defined) the following items, each, unless otherwise indicated, dated on or before the Amendment Effective Date and in form and substance satisfactory to the Agent and its counsel:

          (A)  A duly executed counterpart original of this Amendment No. 2;

          (B)  A copy of the corporate action of the Borrower certified by the Secretary or Assistant Secretary of the Borrower to authorize the execution and delivery of, and performance under, this Amendment No. 2 and the other Amendment No. 2 Loan Documents to which it is a party;

          (C)  A certificate of the secretary or assistant secretary of the Borrower certifying the names of the persons authorized to sign this Amendment No. 2 and the other Amendment No. 2 Loan Documents to which it is a party, and all other documents and certificates delivered hereunder together with the true signatures of such persons;

          (D)  A certificate of the Chief Financial Officer of the Borrower certifying that the statements set forth in Section 3.05(ii) of this Amendment No. 2, as of the Amendment No. 2 Closing Date, are true and correct;

          (E)  The Borrower shall have paid to the Agent for the benefit of each Bank that executes and delivers to the Agent a counterpart signature page of this Amendment No. 2 an amendment fee of five (5) basis points times the stated Commitment of such a Bank; and

          (F)  No event has occurred to the Borrower which would reasonably be likely to have a Material Adverse Effect on the Borrower; and there shall be delivered to the Agent for the benefit of each Bank and the Agent a certificate dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or Vice President of the Borrower to such effect;

     (ii)  The following statements shall be true and correct on the Amendment Effective Date and the Agent shall have received a certificate signed by an authorized officer of the Borrower, dated the Amendment Effective Date, stating that:

          (A)  the representations and warranties contained in Section 2.01 of this Amendment No. 2 and in the other Loan Documents, as amended hereby, with respect to the Borrower are true and correct on and as of the Amendment Effective Date as though made on and as of such date;

          (B)  no Event of Default, or event which, with the passage of time or the giving of notice or both, would become an Event of Default, has occurred and is continuing, or would result from the execution of this Amendment No. 2;

          (C)  the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Agreement and the other Loan Documents;

For purposes of this Amendment No. 2 the term “Amendment Effective Date” means the date on which the Agent and its counsel has determined that each of the conditions set forth in this Section 3.05 have been satisfied by the Borrower or waived by the Banks or the Agent, as the case may be.

     Section 3.06. Amendment Effective Date. From and after the Amendment Effective Date, all references in the Existing Credit Agreement and each of the other Loan Documents to the Agreement shall be deemed to be references to the Existing Credit Agreement as amended hereby.

     Section 3.07. Certain Taxes. The Borrower agrees to pay, and save the Agent and the Banks harmless from, all liability for any stamp or other taxes which may be payable with respect to the execution of this Amendment No. 2, the other Amendment No. 2 Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, which obligation shall survive the termination of this Amendment No. 2.

     Section 3.08. Costs and Expenses. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and the disbursements of the Agent’s special counsel, Tucker Arensberg, P.C.) in connection with the preparation, execution and delivery of this Amendment No. 2 and the related documents.

     Section 3.09. Severability. Any provision of this Amendment No. 2 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 3.10. Governing Law. Amendment No. 2 shall be a contract made under and governed by the laws of the Commonwealth of Pennsylvania.

     Section 3.11. Headings. The headings of this Amendment No. 2 are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.

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     IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby, have caused this Amendment No. 2 to be duly executed by their proper and duly authorized officers as of the day and year first above written.

Borrower:

ATTEST	(SEAL)COOPER TIRE & RUBBER COMPANY, a Delaware corporation

By: /s/ Richard N. Jacobson Name: Richard N. Jacobson Title: Assistant Secretary	By: /s/ Philip G. Weaver Name: Philip G. Weaver Title: Vice President & CFO

By: Name: Title:	By: /s/ Stephen O. Schroeder Name: Stephen O. Schroeder Title: Treasurer

Agent:

PNC BANK, NATIONAL ASSOCIATION, in its capacity as Agent

By: /s/ James V. Cannella Name: James V. Cannella Title: Vice President	By: /s/ Joseph G. Moran Name: Joseph G. Moran Title: Vice President

Banks:

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Joseph G. Moran Name: Joseph G. Moran Title: Vice President

[SIGNATURES FOR OTHER BANKS SET FORTH ON THE FOLLOWING PAGE]

[SIGNATURES FOR OTHER BANKS SET FORTH BELOW]

Banks Cont.:

NATIONAL CITY BANK

By: /s/ James C. Ritchie Name: James C. Ritchie Title: Assistant Vice President

BANK OF AMERICA, N.A

By: /s/ Matthew J. Reilly Name: Matthew J. Reilly Title: Vice President

THE CHASE MANHATTAN BANK

By: /s/ Henry W. Centa Name: Henry W. Centa Title: Vice President

BANK ONE, MICHIGAN

By: /s/ Jean A. Phelan Name: Jean A. Phelan Title: Vice President

THE BANK OF NEW YORK

By: /s/ Edward J. Dougherty III Name: Edward J. Dougherty Title: Vice President

[SIGNATURES FOR OTHER BANKS SET FORTH ON THE FOLLOWING PAGE]

[SIGNATURES FOR OTHER BANKS SET FORTH BELOW]

Banks Cont.:

FIFTH THIRD BANK, NORTHWESTERN, OHIO, N.A

By: /s/ Jeffery C. Shrader Name: Jeffery C. Shrader Title: Vice President

SUNTRUST BANK

By: /s/ William C. Humphries Name: William C. Humphries Title: Director